Exhibit 23.2

                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "experts" in Amendment No. 2 to the registration statement on Form S-3 and related prospectus of Exigent International, Inc. for the registration of 1,019,080 shares of its common stock and to the incorporation by reference therein of our report dated April 4, 1998, with respect to the consolidated financial statements of Exigent International, Inc. included in its Annual Report (Form 10-K) for each of the years ended January 31, 1997 and 1998, filed with the Securities and Exchange Commission.


                                              /s/ Hoyman, Dobson & Company, P.A.
                                              ----------------------------------
                                                  HOYMAN, DOBSON & COMPANY, P.A.



Melbourne, Florida
June 11, 1999